SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                         Act of 1934 (Amendment No. ___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|      Preliminary Proxy Statement              |_|     Confidential, For Use
|_|      Definitive Proxy Statement                       of the Commission
|_|      Definitive Additional Materials                  Only (as permitted by
|_|      Soliciting Material Under Rule 14a-12            Rule 14a-6(e)(2))

                            CHAPARRAL RESOURCES, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
|_|      Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

         -----------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
(3)      Filing Party:

         -----------------------------------------------------------------------
(4)      Date Filed:

         -----------------------------------------------------------------------

                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.

                           Notice and Proxy Statement

                                 April ___, 2000

Dear Chaparral Resources' Stockholder:

     We are pleased to invite you to the Annual Meeting of Stockholders of Chaparral Resources, Inc. The meeting will be held on May 9, 2000 at 10:00 a.m., Central Daylight Time, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., located at 1900 Pennzoil Place - South Tower, 711 Louisiana Street, Houston, Texas 77002.

     At the meeting, you and the other stockholders will be asked to vote on the following:

     1. the approval of the conversion provision contained in the outstanding 8% Non-Negotiable Convertible Subordinated Promissory Notes of Chaparral Resources;

     2. the election of seven directors to the Board of Directors of Chaparral Resources; and

     3. ratify the appointment of Ernst & Young LLP as the independent auditors of Chaparral Resources for fiscal year 2000.

     You will also hear an overview of Chaparral Resources' current and prior year operations from senior management to be followed by a question and answer session open to all stockholders. Our Annual Report, which is enclosed with this Proxy Statement, contains other detailed information about Chaparral Resources, including its audited financial statements, for the year ended December 31, 1999.

     Stockholders are urged to carefully read this Proxy Statement in its entirety before voting on the proposals. This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April ___, 2000.

     We hope you can join us on May 9, 2000. Regardless of whether you expect to attend the meeting in person, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date it, and return it to us in the enclosed postage-paid envelope. It is important that your shares be represented, and your promptness will assist us in making necessary preparations for the meeting.

Sincerely,


         /s/ John G. McMillian                  /s/ James A. Jeffs
         ---------------------------            ------------------------
         John G. McMillian                      James A. Jeffs
         Co-Chairman of the Board               Co-Chairman of the Board
         and Chief Executive Officer

                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.

                    Notice of Annual Meeting of Stockholders
                             To be held May 9, 2000

     Chaparral Resources, Inc. will hold its Annual Meeting of Stockholders on May 9, 2000 at 10:00 a.m., Central Daylight Time, at:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        1900 Pennzoil Place - South Tower
                              711 Louisiana Street
                              Houston, Texas 77002

     We are holding this meeting to consider and act upon the following matters that are more fully-described in the accompanying Proxy Statement, including proposals to:

     1. approve the conversion provision contained in the outstanding 8% Non-Negotiable Convertible Subordinated Promissory Notes of Chaparral Resources;

     2.   elect seven directors to the Board of Directors of Chaparral
          Resources;

     3. ratify the appointment of Ernst & Young LLP as the independent auditors of Chaparral Resources for fiscal year 2000; and

     4. consider such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has selected March 31, 2000 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders as of the record date will be available for inspection at corporate headquarters of Chaparral Resources for ten days before the meeting.

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     A copy of Chaparral Resources' 1999 Annual Report is enclosed. Please read the Annual Report in its entirety.

                                      By Order of the Board of Directors,

                                      /s/ Alan D. Berlin
                                      ------------------------------------------
                                      Alan D. Berlin
                                      Secretary
Houston, Texas
April ___, 2000

                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.

                         Annual Meeting of Stockholders
                             To Be Held May 9, 2000

     This Proxy Statement is furnished to stockholders of Chaparral Resources, Inc. for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Daylight Time, on May 9, 2000, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place - South Tower, 711 Louisiana Street, Houston, Texas 77002, or at any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is April ___, 2000.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
General Information..........................................................2
Proposal One: Conversion of Notes............................................5
         The Notes...........................................................5
         Dilution to Ownership Percentage....................................5
         Dilution to the Net Tangible Book Value Per Share...................6
         Summary Pro Forma Financial Data....................................7
         Fairness Opinion....................................................7
         Effect of a Negative Vote...........................................11
         Recommendation of the Board.........................................11
Proposal Two: Election of Directors..........................................12
         Nominees............................................................12
         Nomination of Mr. Turner............................................14
         Meetings of the Board and Its Committees............................14
         Remuneration of Directors...........................................14
         Resignation of Directors............................................14
         Recommendation of the Board.........................................15
Beneficial Ownership of Certain Stockholders, Directors,
   Nominees and Executive Officers...........................................16
Stock Performance Graph......................................................18
Section 16(a) Beneficial Ownership Reporting Compliance......................18
Executive Compensation.......................................................19
         Summary Compensation Table..........................................19
         Option/SAR Grants...................................................19
         Aggregated Option/SAR Exercises and Year-End
          Option/SAR Value Table.............................................19
         Director Interlocks.................................................20
Certain Relationships and Related Transactions...............................20
Interests of Certain Persons in Matters to be Acted Upon.....................21
Insider Participation in Compensation Decisions
 and Compensation Committee..................................................22
Report on Executive Compensation.............................................22
         Compensation Philosophy.............................................22
         Compensation Structure..............................................22
         Executive Compensation Deductibility................................23
         Compensation Committee Interlocks and Insider Participation.........23
Where You Can Find Additional Information....................................24
Proposal Three: Ratification of Independent Auditors.........................25
         Recommendation of the Board.........................................25
Other Business...............................................................25
Opinion of Financial Advisor.............................................Annex I

                               GENERAL INFORMATION

Q:   Who is soliciting my proxy?
A: We, the Board of Directors of Chaparral Resources (the "Board"), are sending you this Proxy Statement in connection with our solicitation of proxies for use at Chaparral Resources' Annual Meeting of Stockholders. Certain directors, officers, and employees of Chaparral Resources may also solicit proxies on our behalf by mail, phone, fax, or in person.

Q:   Who is paying for this solicitation?
A: Chaparral Resources will pay for the solicitation of proxies, including the cost of preparing, assembling, and mailing this Proxy Statement, the proxy card, the Annual Report and all other materials which may be sent to stockholders in connection with this solicitation.

Q:   On what am I voting?
A:   You will have the chance to vote on, specifically:

     o the approval of the conversion provision contained in the $13,339,769 aggregate principle amount 8% Non-Negotiable Convertible Subordinated Promissory Notes of Chaparral Resources (the "Notes") at $1.86 per share;

     o the election of John G. McMillian, James A. Jeffs, David A. Dahl, Ted Collins, Jr., Richard L. Grant, Mark L.G. Turner, and Judge Burton B. Roberts to the Board; and

     o the ratification of the appointment of Ernst & Young LLP as Chaparral Resources' independent auditors for fiscal year 2000.

Q:   Who can vote?
A: Only holders of Chaparral Resources' Common Stock ("Common Stock") or Series A Preferred Stock at the close of business on March 31, 2000, the record date for the Annual Meeting, can vote. If you beneficially owned any Common Stock on the record date, you have one vote per share of Common Stock. If you beneficially owned any Series A Preferred Stock on the record date, you have .7784 votes per share of Series A Preferred Stock. The Securities and Exchange Commission (the "SEC") defines "beneficial ownership" of shares to mean shares over which a person has sole or shared voting or investment power.

Q:   How do I vote?
A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the postage prepaid-envelope. Granting a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person; by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the voting by providing Chaparral Resources' Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preference, Messrs. McMillian and Jeffs, the proxy holders, will vote your shares as follows:

     o    FOR conversion of the Notes;

     o    FOR the election of each of the nominees for director; and

     o    FOR the ratification of the appointment of the independent auditors.

Q:   What constitutes a quorum?
A: On the record date, Chaparral Resources had 980,481 shares of Common Stock, issued and outstanding and 50,000 shares of Series A Preferred Stock, issued and outstanding. In order for the Annual Meeting to be properly held, a majority of the outstanding shares, consisting of our outstanding Common Stock and our Series A Preferred Stock on a converted basis (a quorum) must be present at the meeting or represented by proxy.

Q:   What vote is required to approve each proposal?
A: For the election of directors, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked WITHHOLD AUTHORITY with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     For all matters other than the election of directors, the affirmative vote of a majority of the votes cast by person or by proxy at the Annual Meeting is required for approval of such matter. A properly executed proxy marked ABSTAIN with respect to any other matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, if there are any other items on which the stockholders vote at the Annual Meeting, an abstention will have the effect of a negative vote on such other item.

Q:   What if my shares are held in "street name?"
A: If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may only exercise voting discretion with respect to matters deemed routine by the Nasdaq Stock Market, such as the election of directors and the selection of independent auditors. On a non-routine matter, a broker or other nominee cannot cast a vote (a so-called "broker non-vote"). All matters other than the election of directors must be approved by a majority of the votes cast. Directors are elected by a plurality of the votes cast. The seven nominees for Directors who receive the largest number of votes cast will be elected as Directors. Abstentions and broker non-votes, if any, will not be treated as votes cast, and therefore, will not affect the outcome of the matters referred to above.

Q:   Can I vote on other matters?
A: The matters presented at an annual meeting are limited to those properly presented by the Board and those presented by stockholders so long as the stockholder has given Chaparral Resources' Secretary prior written notice of the matter by April 11, 2000. We do not currently expect any other matter to come before the Annual Meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives Messrs. McMillian and Jeffs, the proxy holders, authority to vote your shares.

Q:   How does the Board recommend I vote on the proposals?
A: Unless you give other instructions on your proxy card, Messrs. McMillian and Jeffs, the proxy holders, on the proxy card will vote in accordance with the recommendations of the Board. The Board recommends a vote FOR:

     o    the conversion provision of the Notes (see page 5);

     o    the election of the nominated slate of directors (see page 12); and

     o the ratification of the appointment of the independent auditors (see page 25).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

Q:   When are stockholder proposals for the 2001 annual meeting due?
A: Stockholders interested in presenting a proposal to be considered for inclusion in next year's Proxy Statement and form of proxy may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"). To be eligible for inclusion, stockholder proposals must be submitted in writing to the Secretary, Chaparral Resources, Inc., 16945 Northchase Drive, Suite 1620, Houston, Texas 77060, before December 10, 2000.

Q:   How do I get copies of the exhibits filed with Chaparral Resources' Form
     10-K?
A: A copy of Chaparral Resources' Annual Report for 1999, which contains Chaparral Resources' Form 10-K and consolidated financial statements, was delivered to you with this Proxy Statement. Chaparral Resources will provide to any stockholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with Chaparral Resources' Form 10-K for a reasonable fee. Requests for such copies should be directed to Assistant Secretary, Chaparral Resources, Inc., 16945 Northchase Drive, Suite 1620, Houston, Texas 77060. In addition, copies of all exhibits filed electronically by Chaparral Resources may be reviewed and printed from the SEC's website at: http://www.sec.gov.

                                  PROPOSAL ONE

                               CONVERSION OF NOTES

The Notes.

     Chaparral Resources issued $13,339,769 aggregate principal amount of Notes as of March 31, 2000. The Notes provide, subject to stockholder approval, that the outstanding principal balance of the Notes, together with all accrued but unpaid interest thereon, are convertible into shares of Common Stock (the "Conversion Provision") at a conversion price of $1.86 per share (the "Conversion Price"). On March 31, 2000, the closing price of Common Stock on the Nasdaq SmallCap Market was $9.50 per share. Chaparral Resources estimates that 7,239,834 shares of Common Stock are issuable upon conversion of the Notes, including all accrued interest through December 31, 1999. The actual conversion will include all accrued but unpaid interest through the conversion date.

     Chaparral Resources issued the Notes in connection with satisfying certain conditions to borrowing under Chaparral Resources' loan agreement, dated as of November 1, 1999, by and among Chaparral Resources, Central Asian Petroleum (Guernsey) Limited, Central Asian Petroleum, Inc., Closed Type JSC Karakudukmunay JSC ("KKM"), Shell Capital Limited ("Shell Capital"), Shell Capital Services Limited, and certain other lenders (the "Loan"). Under the terms of the Loan, Chaparral Resources must retire, convert or subordinate all of its term debt. By issuing the Notes, Chaparral Resources was able to consolidate all of its term debt into the Notes, which are subordinate to the Loan and convertible, upon stockholder approval, into shares of Common Stock at the Conversion Price. Chaparral Resources used the proceeds from the Notes to
(1) provide interim financing pending completion of the Loan, (2) extinguish a pre-existing bank loan and (3) retire secured demand loans from certain stockholders. Upon approval of the Conversion Provision, the entire $13,339,769 of Notes, plus all accrued but unpaid interest thereon, will automatically convert into shares of Common Stock, thereby eliminating all of Chaparral Resources' term debt other than the Loan.

Dilution to Ownership Percentage.

     Currently, there are 980,481 shares of Common Stock issued and outstanding. Of the number of shares outstanding, approximately 80% are held by non-affiliates of Chaparral Resources, or the public, and approximately 20% are held by certain affiliates of Chaparral Resources; namely, Allen & Company Incorporated ("Allen & Company"), Whittier Ventures LLC ("Whittier"), and Mr. McMillian. Approximately 79% of the Notes are held by such affiliates. Upon approval of the Conversion Provision of the Notes, an additional 7,239,834 shares of Common Stock will be issued, plus shares for accrued but unpaid interest from December 31, 1999 to the date of conversion, of which 5,725,000 shares will be issued to such affiliates. Such issuance will result in an increase of over 738% in the number of issued and outstanding shares of Common Stock. As a result, following the conversion of the Notes, the ownership of stockholders that were not holders of the Notes will decrease to approximately 9% of the outstanding shares of Common Stock and the ownership of such affiliates will increase to approximately 72%. The remaining 19% will be held by various non-affiliated holders of the Notes. This does not include additional dilution that may result from the exercise of Chaparral Resources' outstanding warrants and grants under Chaparral Resources' stock option plans.

Dilution to the Net Tangible Book Value Per Share.

     Chaparral Resources' net tangible book value as of December 31, 1999, was approximately $22,851,000, or $23.31 per share of Common Stock. Net tangible book value per share represents the amount of Chaparral Resources' total tangible assets on December 31, 1999, reduced by the amount of total liabilities and redeemable Series A Preferred Stock, divided by the total number of shares of Common Stock outstanding. Dilution in net tangible book value per share represents the difference between the actual net tangible book value per share of Common Stock as of December 31, 1999 versus pro forma net tangible book value per share of Common Stock immediately after the completion of the conversion of the Notes.

     Assuming the conversion of the Notes and related accrued interest occurred on December 31, 1999, 5,465,640 shares of Common Stock would have been issuable to the holders of the Notes. In January and February 2000, Chaparral Resources issued $3,300,000 of additional Notes to various related parties and other non-affiliated investors. Accordingly, the following as adjusted information has been provided based on both the balances as of December 31, 1999 and after giving effect to the additional Notes issued in January and February 2000.


                                                                  As of December 31, 1999
                                                  --------------------------------------------------------
                                                    Historical      As Adjusted (1)     As Adjusted (2)
                                                  --------------------------------------------------------

Net tangible book value                            $  22,851,000     $     32,553,000    $     35,853,000
                                                  ========================================================

Shares outstanding                                       980,481              980,481             980,481
Additional shares issued at $1.86 per share                --               5,465,640           7,239,834
                                                  --------------------------------------------------------
     Total pro forma shares outstanding                  980,481            6,446,121           8,220,315

Net tangible book value per share                  $       23.31     $           5.05    $           4.36
                                                  ========================================================

Dilution per share                                 $       --        $         18.26     $         18.95
                                                  ========================================================


----------
(1) As adjusted to reflect the conversion of the Notes plus accrued but unpaid interest thereon as of December 31, 1999.

(2) As adjusted to reflect the conversion of the Notes plus accrued but unpaid interest thereon as of December 31, 1999, plus conversion of $3,300,000 in additional Notes issued in January and February 2000.

Summary Pro Forma Financial Data.

     Chaparral Resources is providing the following selected historical information to aid you in your analysis of the financial aspects of this proposal. This information is only a summary and you should read it in conjunction with Chaparral Resources' historical consolidated financial statements (and related notes) contained in Chaparral Resources' Annual Report on Form 10-K that has been filed with the SEC. See "Where You Can Find More Information" on page 24.



                                                                               Year Ended December 31,
                                                               ---------------------------------------------------------
                                                                      1997               1998              1999
                                                               ---------------------------------------------------------
Statement of Operations Data:
     Oil and gas sales........................................ $      --          $        --       $        --
     Depreciation and depletion...............................          7,000             14,000            31,000
     General and administrative...............................      1,654,000          3,017,000         2,392,000
                                                               ---------------------------------------------------------
     Loss from operations.....................................     (1,661,000)        (3,031,000)       (2,423,000)
     Other expense............................................       (728,000)          (999,000)       (2,740,000)
                                                               ---------------------------------------------------------
     Loss before extraordinary item...........................     (2,389,000)        (4,030,000)       (5,163,000)
     Extraordinary loss.......................................       (214,000)          (236,000)             --
                                                               =========================================================
     Net loss................................................. $   (2,603,000)     $  (4,266,000)    $  (5,163,000)
                                                               =========================================================


     Net loss per share - basic and diluted................... $        (3.76)     $       (4.75)    $       (5.28)
     Weighted average number of shares outstanding............        692,691            898,477           978,391


                                                                               As of December 31, 1999
                                                               ---------------------------------------------------------
                                                                   Historical       As Adjusted(1)    As Adjusted(2)
                                                               ---------------------------------------------------------
Balance Sheet Data:
     Cash and cash equivalents................................ $       23,000     $       23,000    $    3,323,000
     Restricted cash..........................................        578,000            578,000           578,000
     Working capital (deficit)................................     (2,941,000)        (2,815,000)          485,000
     Oil and gas properties and investments - full
         cost method - Republic of Kazakhstan
         (Karakuduk Field) - subject to depletion.............     38,151,000         38,151,000        38,151,000
     Total assets.............................................     41,303,000         41,303,000        44,603,000
     Stockholders' equity.....................................     22,851,000         32,553,000        35,853,000

----------
(1) As adjusted to reflect the conversion of the Notes plus accrued but unpaid interest thereon as of December 31, 1999.
(2) As adjusted to reflect the conversion of the Notes plus accrued but unpaid interest thereon as of December 31, 1999, plus conversion of $3,300,000 in additional Notes issued in January and February 2000.

Fairness Opinion.

     Chaparral Resources engaged Houlihan Lokey Howard & Zukin Financial Advisors, Inc., ("Houlihan Lokey") to act as its financial advisor in connection with the Conversion Price.

     Chaparral Resources instructed Houlihan Lokey, in its role as a financial advisor, to evaluate the fairness from a financial point of view, of the Conversion Price to the public stockholders of Chaparral Resources. On March 23, 2000, Houlihan Lokey delivered its oral opinion to the Board (previously confirmed in writing on November 2, 1999 and updated and confirmed on March 17,
2000) to the effect that as of such date and based upon and subject to certain matters stated therein, from a financial point of view, the Conversion Price is fair to the public stockholders of Chaparral Resources.

     Chaparral Resources imposed no limitations on the scope of Houlihan Lokey's investigation or the procedures to be followed by Houlihan Lokey in rendering its fairness opinion. Houlihan Lokey's fairness opinion is for the use and benefit of the Board and was rendered to the Board in connection with the Conversion Price.

     Houlihan Lokey's fairness opinion addresses only fairness from a financial point of view of the Conversion Price to the public stockholders of Chaparral Resources and does not constitute a recommendation as to how such holders or any other person should vote with respect to the Conversion Provision. Houlihan Lokey has not been requested and does not intend to further update, revise or reaffirm its fairness opinion in connection with the Conversion Price, unless requested to do so by the Board. Events that could affect the fairness of the Conversion Price, from a financial point of view, include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of Chaparral Resources.

     Houlihan Lokey did not, and was not requested by us to, make any recommendations as to the form or terms of the Conversion Provision, and does not express any opinion as to the fairness of any aspect of the Conversion Price not expressly addressed in its fairness opinion. Houlihan Lokey's fairness opinion also does not address Chaparral Resources' underlying business decision to issue the Notes or the terms thereof, including the Conversion Price. Houlihan Lokey was not asked to opine on and does not express any opinion as to the tax consequences of the Conversion Provision, the public market values or realizable value of Chaparral Resources' Common Stock or the prices at which its Common Stock may trade following the conversion of the Notes.

     Houlihan Lokey is a nationally recognized investment banking firm that provides financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. Chaparral Resources agreed to pay Houlihan Lokey a fee of $100,000 for the preparation and delivery of its fairness opinion and an additional fee of $40,000 to update and confirm its fairness opinion. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the Conversion Provision. Chaparral Resources agreed to indemnify Houlihan Lokey and its affiliates against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey.

     The full text of Houlihan Lokey's written fairness opinion, which sets forth the assumptions made, general procedures followed, factors considered and limitations on the review undertaken by Houlihan Lokey in rendering its fairness opinion is attached as Annex I and is incorporated herein by reference. The discussion of the fairness opinion below is qualified in its entirety by reference to such opinion. Please read the fairness opinion in its entirety.

     In arriving at its fairness opinion, Houlihan Lokey reviewed and analyzed the following:

     o reviewed Chaparral Resources' publicly-available information, which includes Chaparral Resources' annual reports to shareholders, Form 10-K for the fiscal year ended 1998, reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, respectively, which Chaparral Resources' management identified as being the most current financial information available at the time the opinion was rendered, and Chaparral Resources' press releases issued through the date of the fairness opinion;

     o reviewed the Karakuduk Field Development Study dated May 1999, which is not publicly available;

     o met with certain members of Chaparral Resources' senior management to discuss Chaparral Resources' operations, financial condition, future prospects and projected operations and performance, and spoke with representatives of Chaparral Resources' legal counsel and independent accountants to discuss certain matters;

     o    visited certain of Chaparral Resources' facilities and offices;

     o reviewed certain confidential forecasts and projections, which are not publicly available, prepared by Chaparral Resources' management as of approximately September 21, 1999, for review by Shell Capital Limited in connection with Chaparral Resources' Loan, for the years ending December 31, 1999 through 2019, which reflect among other things production levels, capital expenditures, and oil price assumptions;

     o reviewed a draft of Chaparral Resources' registration statement on Form S-3 for a rights offering of 5,300,000 shares of its Common Stock with a subscription price of $1.86;

     o reviewed a draft of Chaparral Resources' Schedule 14A, Information Required in Proxy Statement;

     o reviewed the historical market prices and trading volumes for Chaparral Resources' Common Stock;

     o reviewed certain other publicly available financial information for certain companies that Houlihan Lokey deemed comparable to Chaparral Resources, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar; and

     o conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

     In order to determine the fairness, from a financial point of view, of the Conversion Price to the public stockholders of Chaparral Resources, Houlihan Lokey conducted several analyses, including the following:

     o a discounted cash flow analysis whereby projected cash flows were discounted to determine Chaparral Resources' present enterprise value;

     o a market valuation approach whereby Chaparral Resources' proven reserves were multiplied by a risk adjusted multiple based upon a comparison between Chaparral Resources and the comparable companies to determine Chaparral Resources' enterprise value; and

     o    various other analysis.

     Comparable Company Analysis. Using publicly available information, Houlihan Lokey compared selected financial data of Chaparral Resources with similar data of various companies engaged in businesses considered by Houlihan Lokey to be comparable to Chaparral Resources, including American International Petroleum Corp., Benton Oil & Gas Co., Carrizo Oil & Gas Inc., Exploration Co., Harken Energy Corp., Hurricane Hydrocarbons Ltd., Seven Seas Petroleum, Ocean Energy Inc., Pogo Producing Co., Range Resources Corp., Union Pacific Resources Grp., and Enron Oil & Gas. For each of the comparable companies, Houlihan Lokey calculated, reviewed and analyzed numerous financial and operating performance ratios, as well as numerous market capitalization ratios, such as the enterprise value (aggregate equity plus total interest-bearing debt) to proven reserves. The multiple of enterprise value to proven reserves for primary comparable companies ranged from 1.61 to 40.10 with 4.29 as the mean of the multiple of enterprise value to proven reserves for primary comparable companies.

     There are significant inherent differences between Chaparral Resources' business, operation, and prospect and those of the comparable companies, including differences between companies that have fields currently in production and pre-production companies, differences in quality of crude oil and relative market values of various types of crude oil, differences in transportation costs, differences in customer base, differences in the number of and location of the fields and differences in relative overall proven reserves. Accordingly, Houlihan Lokey believed that it was inappropriate to, and therefore did not, rely solely on the above-described quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between Chaparral Resources' financial and operating characteristics and prospects and those of the comparable companies that would, in Houlihan Lokey's opinion, affect the public market valuation of such companies.

     Based upon the aforementioned analyses, Chaparral Resources' indicated enterprise value ranged from a low of approximately $8.9 million to a high of $10.8 million.

     Discounted Cash Flow Approach. Houlihan Lokey utilized management's cash flow projections for Chaparral Resources for the fiscal years ending December 31, 1999 through 2019. The net present value of the cash flows for the applicable periods was determined in two ways. The first method involved application of discount rates ranging from 14.0% to 16.0%. Based on Chaparral Resources' management's projections and this analysis, Houlihan Lokey calculated indications of the range of Chaparral Resources' enterprise value of between $8.0 million and $10.6 million.

     The second method used to determine Chaparral Resources' enterprise value based on the discounted cash flow approach involved application of specific discount rates to each category of projected cash inflows and cash outflows. The discount rates ranged from 10.0% to 22.0%. The specific discount rate that was applied to a category of cash flow or cash uses was determined based on the perceived risk of the cash inflow or outflow. Based on Chaparral Resources' management's projections and this analysis, Houlihan Lokey calculated an indication of Chaparral Resources' enterprise value of $6.2 million.

     Consideration of Publicly Traded Price. Houlihan Lokey reviewed the historical market prices and trading volumes for Chaparral Resources' Common Stock and determined that the market price is based on speculation, historically thin trading volume and other factors, including unavailability to the public of certain information that was provided to Houlihan Lokey for its review, and thus was not indicative of the fair market value of Chaparral Resources' Common Stock as of the date of March 17, 2000.

     Equity Value. Houlihan Lokey's use of the comparable company approach and the two forms of discounted cash flow analyses resulted in a concluded range of Chaparral Resources' enterprise values of $8.9 million to $10.8 million, the high end of the low and high indications of value. After adding Chaparral Resources' cash of approximately $85,000 as of March 7, 2000, and subtracting Chaparral Resources' debt of approximately $13.4 million as of March 17, 2000, Houlihan Lokey arrived at an aggregate valuation of Chaparral Resources' equity ranging from -$4.4 million to -$2.5 million.

     In conclusion, Houlihan Lokey's analyses indicated that the Conversion Price is fair, from a financial point of view, to the public stockholders of Chaparral Resources.

     In arriving at its fairness opinion, Houlihan Lokey reviewed key economic and market indicators, including growth in gross domestic product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of March 17, 2000 and on the projected financial information provided to Houlihan Lokey as of such date. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, that the historical and projected financial information provided to Houlihan Lokey by Chaparral Resources was reasonably and accurately prepared based upon the best current available estimates of the financial results and condition of Chaparral Resources taken as a whole. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to Chaparral Resources and does not assume responsibility for it. Houlihan Lokey did not make any independent appraisal of Chaparral Resources' properties or assets.

     The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description.

In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole. In its analysis, Houlihan Lokey made numerous assumptions with respect to Chaparral Resources, industry performance, general business, economic, political, market and financial conditions and other matters, many of which are beyond the control of Chaparral Resources. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. However, there were no specific factors reviewed by Houlihan Lokey that did not support its opinion. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Effect of a Negative Vote.

     If the Conversion Provision contained in the Notes is not approved, (i) the interest rate payable on the Notes will automatically increase to the lesser of 25% per annum or the maximum rate allowed by applicable law thereby causing a significant increase in interest expense, and (ii) the Notes will remain subordinate to the Loan, which will extend the maturity of Notes until the Loan is repaid in full.

Recommendation of the Board.

     The Board recommends that stockholders vote FOR approval of the Conversion Provision contained in the Notes.

                                  PROPOSAL TWO

                              ELECTION OF DIRECTORS

Nominees.

     At the Annual Meeting, you and the other stockholders will elect seven individuals to serve as directors until the next annual meeting of shareholders to be held in 2001, until their successors are duly elected or appointed or until their death, resignation, or removal. Except for Mark L.G. Turner and Judge Burton B. Roberts, each of the nominees is currently a member of the Board.

     The individuals named as proxies will vote the enclosed proxy for the election of all nominees, unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting, an event which is not presently anticipated, discretionary authority may be exercised by the persons named as proxies to vote for substitute nominees proposed by the Board.

     The nominees for director, each of whom has consented to serve, if elected, are as follows:

   Name of Nominee       Director Since       Age              Principal Occupation During the Last 5 Years
   ---------------       --------------       ---              --------------------------------------------

John G. McMillian             1997             73      Mr.  McMillian  has  served as the  Chairman  of the Board of
                                                       Chaparral   Resources  and  Chief  Executive   Officer  since
                                                       January  1999 and  Co-Chairman  of the Board  since May 1999.
                                                       From May 1997 to  January  1999,  Mr.  McMillian  served as a director of Chaparral Resources.  Mr. McMillian served as the
                                                       Chairman,   President,   and  Chief   Executive   Officer  of
                                                       Allegheny  &  Western  Energy  Corporation,  an oil  and  gas
                                                       company,  from 1987 to 1995. Mr. McMillian  founded Northwest
                                                       Energy  Company,  a major supplier of natural gas, and served as its  Chairman  and Chief  Executive  Officer  from 1973 to
                                                       1983.  From  1986 to  1989,  Mr.  McMillian  was  the  owner,
                                                       Chairman and Chief Executive  Officer of Burger Boat Company,
                                                       a boat  manufacturing  company.  McMillian  has  served  as a director  of  Excalibur  Technologies  and as a member of its
                                                       Audit Committee since 1996.

James A. Jeffs                1999             48      Mr.  Jeffs  has  served  as the  Co-Chairman  of the Board of
                                                       Chaparral  Resources  since May 1999.  Since 1994,  Mr. Jeffs has  served as  Managing  Director  and the Chief  Investment
                                                       Officer  for  The  Whittier  Trust   Company,   a  trust  and
                                                       investment  management company,  with substantial oil and gas interests.  From 1993 to 1994,  Mr.  Jeffs was a Senior  Vice
                                                       President  of Union  Bank of  California.  Mr.  Jeffs was the
                                                       Chief  Investment  Officer of Northern  Trust of  California,
                                                       N.A., a trust and investment  management  company,  from 1992 to 1993.  Mr. Jeffs was Chief  Investment  Officer and Senior
                                                       Vice  President  of Trust  Services of  America,  a trust and investment  management  company  from 1988 to 1992 and served as  President  and Chief  Executive  Officer  of TSA  Capital
                                                       Management,  an institutional  investment management company, during that period.


                                                   12



   Name of Nominee       Director Since       Age              Principal Occupation During the Last 5 Years
   ---------------       --------------       ---              --------------------------------------------

David A. Dahl                 1997             38      Mr. Dahl served as  Secretary  of  Chaparral  Resources  from
                                                       August  1997  until  May  1998.  Currently,  Mr.  Dahl is the
                                                       President  of  Whittier  Energy  Company,   an  oil  and  gas
                                                       exploration  and production  company,  a position that he has held since 1997.  Since 1996, Mr. Dahl has also served as the
                                                       President  of Whittier  Ventures,  LLC, a private  investment entity.  Since 1993,  Mr. Dahl has been a Vice  President  of
                                                       Whittier  Trust  Company,  an  investment   management  trust
                                                       company.  From 1990 to 1993, Mr. Dahl was a Vice President of
                                                       Merus Capital Management, an investment firm.

Ted Collins, Jr.              1997             61      Since 1988,  Mr.  Collins has been the President of Collins &
                                                       Ware,  Inc., an  independent  oil and gas company.  From 1982 to 1988,  Mr.  Collins was the  President  of Enron Oil & Gas
                                                       Co.,  an oil and gas  company.  Beginning  in 1969 and  until
                                                       1982,  Mr.  Collins  was  an  Executive  Vice  President  and
                                                       director of  American  Quasar  Petroleum  Co., an oil and gas
                                                       company.  Mr.  Collins  also serves on the Board of Directors of Hanover  Compression  Company,  MidCoast Energy Resources,
                                                       Inc. and Queen Sand Resources, Inc.

Richard L. Grant              1998             45      Mr.  Grant is the  President  of Cabot  LNG  Corporation,  an
                                                       importer  of  liquified  natural  gas, a position he has held since September 1998. Mr. Grant served in various  capacities
                                                       at  Mountaineer   Gas  Company,   the  largest   natural  gas
                                                       distribution  company in West Virginia,  including President, from  September  1988 to  August  1998,  and  Executive  Vice
                                                       President and General  Counsel,  from 1986 to 1988. Mr. Grant was an engineer  for and legal  counsel  with the  Cincinnati
                                                       Gas & Electric Company, from 1980 to 1986.

Mark L.G. Turner             Nominee           42      Mr. Turner is the Director of the  International E&P Group of
                                                       Shell Capital Services Limited,  a position he has held since
                                                       January  1998.   Prior  to  joining  Shell  Capital  Services
                                                       Limited,  Mr.  Turner  served as a corporate  tax advisor for
                                                       Royal/Dutch  Shell  Group from 1987 to December  1997.  Prior to 1987,  Mr.  Turner was  employed as Inspector of Taxes for the United Kingdom's Board of Inland Revenue.

Judge Burton B.              Nominee           77      Since  January  1999,  Judge Roberts has served as counsel to
Roberts                                                the law firm of Fischbein,  Badillo,  Wagner,  Harding.  From
                                                       1973   to   1999,   Judge Roberts served as  Justice  of  the
                                                       New  York State Supreme  Court,  as Administrative  Judge for
                                                       the  Criminal Branch, 12th  Judicial  District,  from January
                                                       1984 to January 1999, and for the Civil Branch, 12th Judicial
                                                       District, from  1988  to  1999. Prior  to  his service on the
                                                       bench, Judge   Roberts   was  an Assistant District  Attorney
                                                       in  New York County, then  Chief  Assistant District Attorney and District Attorney  for  Bronx  County,  New  York.  Judge
                                                       Roberts   was formerly Chair of the Bronx County Coordinating
                                                       Committee for Criminal  Justice and of  the  New  York  State
                                                       Committee on Audio/Visual coverage. He is currently a  member of the  American  Bar  Association,  the New York  State  Bar
                                                       Association, the Association  of  the  Bar of the City of New
                                                       York and the Bronx Bar Association.

                                       13

Nomination of Mr. Turner.

     Under the terms of the Loan, Shell Capital is entitled to have one nominee for the Board. In connection with satisfying this obligation, the Nominating Committee of the Board nominated Mr. Turner as a director.

Meetings of the Board and Its Committees.

     During the fiscal year ended December 31, 1999, Chaparral Resources held eight Board meetings. Mr. Collins is the only director of Chaparral Resources who attended less than 75% of the Board meetings.

     The Board had several committees, including the Audit Committee, the Compensation Committee, and the Nominations Committee. The following discussion details the composition and role of each committee.

     The Audit Committee, comprised of Messrs. Arlo G. Sorensen, Dahl, and Grant, represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial control practices of Chaparral Resources. The Audit Committee is responsible for annually reviewing the qualifications and objectivity of Chaparral Resources' independent auditors and overseeing Chaparral Resources' accounting policies and financial reporting practices. The Audit Committee is also empowered to conduct its own investigations into issues related to its responsibilities and to retain independent counsel or outside experts for such purposes. During the fiscal year ended December 31, 1999, this committee met on one occasion. Mr. Sorensen resigned effective August 31, 1999 and was not replaced on the Audit Committee.

     As members of the Compensation Committee, Messrs. Grant, Dahl and Jeffs, recommend cash and non-cash compensation for Chaparral Resources' executives to the full Board and review and recommend to the full Board stock plans for adoption by the Chaparral Resources for its directors, officers, employees, and consultants. The Compensation Committee is also responsible for developing the Chaparral Resources' executive compensation program. The Compensation Committee monitors and grants awards pursuant to Chaparral Resources' executive compensation program and stock option plans. During the year ended December 31, 1999, the Compensation Committee met on one occasion.

     The Nominations Committee, which consisted of Messrs. Jeffs, Grant and McMillian, has oversight for recruiting and recommending candidates for election to the Board and evaluation of director independence and performance. During fiscal year ended December 31, 1999, the Nominations Committee met on two occasions.

Remuneration of Directors.

     During the fiscal year ended December 31, 1999, Chaparral Resources did not compensate its directors for their service as directors. There were no standard or other arrangements for the compensation of directors in effect for the fiscal year ended December 31, 1999.

Resignation of Directors.

     During the fiscal year ended December 31, 1999, three of the directors of the Board resigned. Mr. Howard Karren resigned effective January 7, 1999, Mr. Michael J. Muckleroy resigned effective January 8, 1999 and Mr. Sorensen resigned effective August 31, 1999.

Recommendation of the Board.

     The Board recommends that stockholders vote FOR each of the nominees to serve as directors of Chaparral Resources.

       BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS, NOMINEES,
                             AND EXECUTIVE OFFICERS

     The following table sets forth information as of March 15, 2000, with respect to directors, nominees, named executive officers of Chaparral Resources and each person who is known by Chaparral Resources to own beneficially more than 5% of Common Stock, and with respect to shares owned beneficially by all directors, nominees and executive officers of Chaparral Resources as a group. The following table and supporting footnotes include the aggregate value of Notes held by each beneficial owner and the number of shares such Notes will convert into if Chaparral Resources' stockholders approve the Conversion Provision of the Notes. The address for all directors and executive officers of Chaparral Resources is 16945 Northchase Drive, Suite 1620, Houston, Texas 77060.


                                                                              Amount and Nature of     Percent of
                                                                              Beneficial Ownership       Common
       Name of Beneficial Owner                       Position                         (1)              Stock (1)
--------------------------------------- -----------------------------------  ----------------------   ------------

Allen & Company Incorporated                            --                          4,497,508(2)         53.54%
711 Fifth Avenue
New York, New York 10022

Whittier Ventures, LLC                                  --                          1,203,360(3)         14.39%
1600 Huntington Drive
South Pasadena, California 91030

John G. McMillian                        Co-Chairman of the Board and                 372,773(4)          4.46%
                                         Chief Executive Officer

James A. Jeffs                           Co-Chairman of the Board                   1,208,335(5)         14.45%

David A. Dahl                            Director                                   1,205,048(6)         14.41%

Ted Collins, Jr.                         Director                                       2,668              *

Richard L. Grant                         Director                                           --              *

Mark L.G. Turner                         Nominee                                            --(7)           *

Judge Burton B. Roberts                  Nominee                                            --              *

Michael B. Young                         Treasurer & Controller                         1,668(8)           *

Howard Karren                            Former President and Chief                    19,917(9)           *
                                         Executive Officer

Dr. Jack A. Krug                         Former President and Chief                     4,868(10)          *
                                         Operating Officer

Arlo G. Sorensen                         Former Director                            1,205,048(11)        14.41%

Michael J. Muckleroy                     Former Director                                  167(12)          *

All current directors, nominees, and                                                1,587,446(13)        18.98%
executive officers as a group (eight
persons)

----------
*    Represents less than 1% of the shares of Common Stock outstanding.
1. Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days.
2. In accordance with Rule 13d-3(d)(1)(i)(D), includes 4,325,850 shares issuable upon conversion of Allen & Company's $7,827,161 aggregate principal amount of Notes, together with $218,920 of accrued but unpaid interest thereon as of March 31, 2000, at the conversion price of $1.86 per share if the Conversion Provision is approved by the stockholders. Also includes 48,284 shares underlying warrants to purchase shares of Common Stock. Allen & Company is a wholly owned subsidiary of Allen Holding Inc. ("AHI"), and, consequently, AHI may be deemed to beneficially own the shares beneficially owned by Allen & Company. Does not include certain shares owned directly by certain officers and stockholders of AHI and Allen & Company with respect to which AHI and Allen & Company disclaim beneficial ownership. Certain officers and stockholders of AHI and Allen & Company may be deemed to beneficially own certain shares of the Common Stock reported to be beneficially owned directly by AHI and Allen & Company.
3. In accordance with Rule 13d-3(d)(1)(i)(D), includes 1,137,797 shares issuable upon conversion of Whittier's $2,050,959 aggregate principal amount of Notes, together with $65,345 of accrued but unpaid interest thereon as of March 31, 2000, at the conversion price of $1.86 per share if the Conversion Provision is approved by the stockholders. Also includes 2,002 shares underlying currently exercisable warrants and 8,334 shares underlying a currently exercisable option.
4. In accordance with Rule 13d-3(d)(1)(i)(D), includes 365,104 shares issuable upon conversion of Mr. McMillian's $661,649 aggregate principal amount of Notes, together with $17,445 of accrued but unpaid interest thereon as of March 31, 2000, at the conversion price of $1.86 per share if the Conversion Provision is approved by the stockholders. Also includes 417 shares underlying a currently exercisable option and 417 shares underlying a currently exercisable warrant.
5. In accordance with Rule 13d-3(d)(1)(i)(D), includes 1,137,797 shares issuable upon conversion of Whittier's $2,050,959 aggregate principal amount of Notes, together with $65,345 of accrued but unpaid interest thereon as of March 31, 2000, at the conversion price of $1.86 per share if the Conversion Provision is approved by the stockholders. Also includes 49,519 shares beneficially owned by Whittier, 1,584 shares underlying currently exercisable warrants owned by Whittier, 5,820 shares owned by Whittier Energy Company, 418 shares underlying currently exercisable warrants owned by Whittier Energy Company, 158 shares owned by Whittier Opportunity Fund, and 8,334 shares underlying currently exercisable options owned by Whittier Opportunity Fund. Mr. Jeffs has no pecuniary interest in the shares beneficially owned by Whittier, Whittier Energy Company, and Whittier Opportunity Fund, however, as Vice President of Whittier and Director of Whittier Energy Company, Mr. Jeffs has voting power and investment power over such shares and, thus, may be deemed to beneficially own such shares. Does not include 3,917 shares subject to an escrow agreement which provides that such shares will be released to Mr. Jeffs if Chaparral Resources' oil and gas interests attain specified performance levels.
6. In accordance with Rule 13d-3(d)(1)(i)(D), includes 1,137,797 shares issuable upon conversion of Whittier's $2,050,959 aggregate principal amount of Notes, together with $65,345 of accrued but unpaid interest thereon as of March 31, 2000, at the conversion price of $1.86 per share if the Conversion Provision is approved by the stockholders. Also includes 1,251 shares underlying currently exercisable options owned by Mr. Dahl, 49,519 includes shares beneficially owned by Whittier, 1,584 shares underlying currently exercisable warrants owned by Whittier, 5,820 shares owned by Whittier Energy Company, 418 shares underlying currently exercisable warrants owned by Whittier Energy Company, 158 shares owned by Whittier Opportunity Fund and 8,334 shares underlying currently exercisable options owned by Whittier Opportunity Fund. Mr. Dahl has no pecuniary interest in the shares beneficially owned by Whittier, Whittier Energy Company, or Whittier Opportunity Fund, however, as the President of Whittier and Whittier Energy Company, Mr. Dahl has voting power and investment power over such shares and, thus, may be deemed to beneficially own such shares.
7. Does not include a warrant to Shell Capital to purchase up to 147,072 shares, with an exercise price of $15.45 per share. The Shell Capital warrant contains certain anti-dilution provisions.

8. Includes 501 shares owned by Mr. Young and 1,167 shares underlying currently exercisable options. 9. Includes 17,083 shares underlying currently exercisable options. Mr. Karren resigned effective January 7, 1999.
10. Includes 3,333 shares beneficially owned by Dr. Krug. Effective as of September 30, 1999, Chaparral Resources issued to Dr. Krug an additional 2,361 shares of Common Stock pursuant to his employment agreement, of which 826 shares were subsequently assigned to a third party. Dr. Krug resigned effective September 30, 1999.
11. In accordance with Rule 13d-3(d)(1)(i)(D), includes 1,137,797 shares issuable upon conversion of Whittier's $2,050,959 aggregate principal amount of Notes, together with $65,345 of accrued but unpaid interest thereon as of March 31, 2000, at the conversion price of $1.86 per share if the Conversion Provision is approved by the stockholders. Also includes 49,519 shares beneficially owned by Whittier, 1,584 shares underlying currently exercisable warrants owned by Whittier, 5,820 shares owned by Whittier Energy Company, 418 shares underlying currently exercisable warrants owned by Whittier Energy Company, 158 shares owned by Whittier Opportunity Fund and 8,334 shares underlying currently exercisable options owned by Whittier Opportunity Fund. Also includes 1,251 shares underlying currently exercisable options owned by Mr. Sorensen. Mr. Sorensen has no pecuniary interest in the shares beneficially owned by Whittier, Whittier Energy Company, or Whittier Opportunity Fund, however, as a Director of Whittier and Whittier Energy Company, Mr. Sorensen has voting power and investment power over such shares and, thus, may be deemed to beneficially own such shares.
12.  Mr. Muckleroy resigned effective January 8, 1999.
13. Includes the shares as described in Notes (4) through (8) above. Also includes 167 shares owned by Alan D. Berlin, the Secretary of Chaparral Resources and 417 shares underlying a presently exercisable option owned by Mr. Berlin.

                             STOCK PERFORMANCE GRAPH

                 Comparison of Five Year Cumulative Total Return

     The following line graph compares the total returns (assuming reinvestment of dividends) of Common Stock, the Nasdaq Market Index and the SIC Code Index for the five year period ending December 31, 1999.


                                    1994         1995         1996        1997        1998       1999

CHAPARRAL RESOURCES, INC.           100.00       125.01       175.01      400.00       55.01      21.00

SIC CODE INDEX                      100.00       105.41       146.37      148.65      119.07     145.45

NASDAQ MARKET INDEX                 100.00       126.79       157.31      191.98      270.78     477.58


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports and Chaparral Resources must identify in this Proxy Statement those persons who did not file such reports when due.

     Based solely upon a review of the Forms 3 and 4 and any amendments furnished to Chaparral Resources during Chaparral Resources' fiscal year ended December 31, 1999, and Form 5 and any amendments furnished to Chaparral Resources with respect to the same fiscal year, during Chaparral Resources' fiscal year ended December 31, 1999, Chaparral Resources believes that its directors, officers, and greater than 10% beneficial owners complied with all applicable filing requirements, except that Mr. Young failed to file, on a timely basis, a report representing one transaction for fiscal year ended December 31, 1999.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by Chaparral Resources for services rendered by Mr. Karren, who was the Chief Executive Officer of Chaparral Resources until January 7, 1999, Dr. Krug who was the President and Chief Operating Officer until September 30, 1999, Mr. McMillian who is currently the Chief Executive Officer and Co-Chairman of the Board and Mr. Young, who is the Treasurer and Chief Accounting Officer of Chaparral Resources. There were no other executive officers of Chaparral Resources whose annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999.

Summary Compensation Table.

                                     Annual Compensation                       Long-Term Compensation
                             ------------------------------------  -----------------------------------------------
                                                                                   Awards                  Payouts
                                                                   ----------------------------------- ------------
                                                        Other        Restricted        Securities
     Name and                                           Annual          Stock          Underlying         LTIP          All Other
Principal Position   Year     Salary       Bonus     Compensation    Awards ($)     Options/SARs (#)   Payouts ($)   Compensation
------------------   ----     ------       -----     ------------   ------------    ----------------   -----------   ------------

Howard Karren        1999       --          --           --              --                --              --            --
   Chief             1998       --          --           --              --                --              --            --
   Executive         1997       --          --           --              --              17,084            --            --
   Officer
   (1/97-1/99)
   and President
   (2/97-1/99)
Dr. Jack A. Krug     1999   $159,990(1)     --       $280,000(1)         --                --          $172,132(2)       --
   President and
   Chief Operating
   Officer (1/99 -
   9/99)
John G. McMillian    1999       --          --           --              --                --              --            --
   Chief Executive
   Officer (1/99
   to Present)
Michael B. Young     1999     $89,167    $42,500(3)      --              --                --              --            --
                     1998     $73,333       --           --          $90,000(4)            --              --            --
--------------
1.   Pursuant to the terms of his employment agreement with Chaparral Resources,
     Dr. Krug received $159,990 as compensation for his employment with
     Chaparral Resources and $280,000 in connection with his resignation from
     Chaparral Resources.
2.   Pursuant to the terms of his employment agreement with Chaparral Resources,
     Dr. Krug received 3,333 shares on January 15, 1999. Effective as of
     September 30, 1999, Chaparral Resources issued Dr. Krug an additional 2,361 shares of Common Stock pursuant to a letter agreement in connection with his resignation from Chaparral Resources. This agreement became effective
     February 18, 2000. The $172,132 represents the aggregate market value of
     3,333 shares on January 15, 1999 and 2,361 shares on February 18, 2000.
3.   Mr. Young received $42,500 in cash bonuses during 1999.
4.   Under the terms of a letter agreement, Mr. Young is entitled to receive 167 shares on February 3, 1998, January 30, 1999, January 30, 2000, and January
     30, 2001. The $90,000 represents the market value of such shares at the closing price on the last trading day immediately preceding the date of grant. Dividends will be paid on shares of restricted stock held by Mr.
     Young if Chaparral Resources pays any dividends on its Common Stock. At
     December 31, 1999, the aggregate value of the restricted stock grants to
     Mr. Young was $5,500 based on the closing price of Chaparral Resources'
     Common Stock on the last trading day immediately preceding the end of its fiscal year.

Options/SAR Grants.

     For the fiscal year ended December 31, 1999, Chaparral Resources did not grant any options.

Aggregated Option/SAR Exercises and Year-End Option/SAR Value Table.

                      Number of Securities Underlying            Value of Unexercised In-the-Money
                        Unexercised Options/SARs at                       Options/SARs at
                             December 31, 1999                           December 31, 1999
                    -------------------------------------  -----------------------------------------------

       Name           Exercisable      Unexercisable          Exercisable           Unexercisable
---------------------------------------------------------  -----------------------------------------------

Howard Karren           17,084              --                    --                     --
Michael B. Young         1,167              --                    --                     --

Additionally, no options were exercised in fiscal year 1999.

Director Interlocks.

     During our last fiscal year, Messrs. Jeffs, who is the Co-Chairman of the Board, and Dahl served on the Compensation Committee of the Board and acted as officers or directos to Whittier or one of its affiliates. Mr. Jeffs is a Vice President of Whittier and a Director of Whittier Energy Company. Mr. Dahl is President of both Whittier and Whittier Energy Company. Whittier currently owns approximately 6.72% of the outstanding Common Stock. Assuming conversion of the Notes, including all accrued interest as of March 31, 2000, Whittier will own approximately 14.40% of the outstanding Common Stock. See "Certain Relationships and Related Transactions" immediately below for a description of transaction between Whittier and Chaparral Resources.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Allen & Company, loaned to Chaparral Resources, at an interest rate of 8% per annum, an aggregate of $700,000 in three transactions during January 1999, and an aggregate of $1,050,000 in three transactions during February of 1999.

     Whittier, for which the Co-Chairman, Mr. Jeffs, and a director, Mr. Dahl, act as officers, loaned Chaparral Resources, at an interest rate of 8% per annum, an aggregate of $1.0 million in two transactions in March 1999.

     In March 1999, Chaparral Resources issued a promissory note to Allen & Company in the principal amount of $2,769,978, representing an additional $1,000,000 loan to Chaparral Resources and the retirement of the January and February 1999 notes, plus accrued interest. In June 1999, Chaparral Resources borrowed an additional $1,000,000 from Allen & Company. The promissory notes all bear interest at a rate of 8% per annum.

     In August 1999, Chaparral Resources restructured its indebtedness with Allen & Company to enable Mr. McMillian to acquire a portion of such indebtedness. In connection with the restructuring, Allen & Company surrendered its promissory notes, and Chaparral Resources replaced them with two new promissory notes, each bearing interest at a rate of 8% per annum, in principal amounts of $2,494,978 and $900,000, respectively. Also related to the restructuring, Chaparral Resources issued to Mr. McMillian two promissory notes, which also bore interest at 8% per annum. The principal amounts on those notes were $275,000 and $100,000, respectively.

     In August 1999, Chaparral Resources borrowed additional funds from Allen & Company and Mr. McMillian by the issuance of three demand promissory notes. The principal amount of the two notes issued to Allen & Company was $280,000, and the principal amount of the one note issued to Mr. McMillian was $20,000. Both notes have interest rates of 8% per annum.

     As collateral for the promissory notes issued by Chaparral Resources, each of Allen & Company, Whittier, and Mr. McMillian received a non-exclusive junior security interest in all of the capital stock of Central Asian Petroleum (Guernsey) Limited, a subsidiary of Chaparral Resources. These junior security interests in the shares were to be subordinate to a senior security interest held by Whittier in the same stock.

     The promissory notes held by Whittier, Allen & Company, and Mr. McMillian permitted the holders to elect to exchange the outstanding balance of the notes, together with accrued interest, for any convertible securities issued by Chaparral Resources, including any debt or equity instrument convertible into Common Stock, on or before March 31, 2000.

     In October 1999, Chaparral Resources borrowed $2,000,000 from Allen & Company in exchange for a $2,000,000 principal amount Note.

     In November 1999, each of Allen & Company, Whittier, and Mr. McMillian exercised their right to exchange their outstanding notes, together with accrued interest thereon, for Notes. In connection with such exchange, Chaparral Resources issued $3,827,161 principal amount of Notes to Allen & Company, $1,050,959 principal amount of Notes to Whittier and $411,649 principal amount of Notes to Mr. McMillian. Chaparral Resources also borrowed an additional $1,000,000 from Whittier in November 1999 in exchange for a $1,000,000 principal amount Note.

     Subsequent to the fiscal year ended December 31, 1999, Chaparral Resources borrowed an additional $1,250,000 from Allen & Company in exchange for a $1,250,000 principal amount Note. In addition, as a condition of the Loan, Allen & Company and Whittier have undertaken to purchase an aggregate of $4,000,000 of Common Stock at $1.86 per share or other Chaparral Resources' indebtedness if Chaparral Resources does not complete a rights offering to its stockholders to acquire not less than $6,000,000 of Common Stock on or before June 30, 2000.

     In January 2000, Rose Dosti, the mother-in-law of Mr. Jeffs purchased $150,000 aggregate amount of the Notes.

     Additionally, Chaparral Resources issued to Shell Capital, in connection with the Loan, warrants to purchase 147,072 shares of Common Stock, subject to certain anti-dilution provisions at $15.45 per share. Shell Capital was also entitled to nominate one director to the Board. The Nominating Committee of the Board nominated Mr. Turner, the Director of the International E&P Group of Shell Capital Services Limited.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Certain of the current directors or nominees are officers or directors of certain holders of the Notes. Mr. Jeffs, the Co-Chairman of the Board, and Mr. Dahl, a director, are officers of Whittier, or one of its affiliates, which holds $2,050,959 aggregate principal amount of the Notes, plus accrued but unpaid interest of $65,345 through March 31, 2000. If the Notes are converted, Whittier will receive 1,137,798 shares of Common Stock. Mr. McMillian, the Co-Chairman of the Board, holds $661,649 aggregate principal amount of the Notes, plus accrued but unpaid interest of $17,445 through March 31, 2000. If the Notes are converted, Mr. McMillian will receive 365,104 shares of Common Stock.

                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS
                           AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board determines the compensation of the executive officers named in the Summary Compensation Table. The Compensation Committee has furnished the following report on executive compensation in connection with the Annual Meeting.

Compensation Philosophy.

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for Chaparral Resources. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of Chaparral Resources, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board with regard to executive compensation. Chaparral Resources' compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operations, financial and strategic objectives, and increases in shareholder value. The Compensation Committee regularly reviews the compensation packages of Chaparral Resources' executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, Chaparral Resources' financial performance, the market composition for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of Chaparral Resources' compensation programs for executive officers are described below.

Compensation Structure.

     The base compensation for the executive officers of Chaparral Resources named in the Summary Compensation Table is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities and internal relationships. The goals of the Compensation Committee in establishing Chaparral Resources' executive compensation program are:

     o to compensate the executive officers of Chaparral Resources fairly for their contributions to Chaparral Resources' short-term and long-term performance; and

     o to allow Chaparral Resources to attract, motivate and retain the management personnel necessary to Chaparral Resources' success by providing an executive compensation program comparable to that offered by companies with which Chaparral Resources competes for management personnel.

     The elements of Chaparral Resources' executive compensation program are annual base salaries, annual bonuses and equity incentives. The Compensation Committee bases its decisions on the scope of the executive's responsibilities, a subjective evaluation of the executive's performance and the length of time the executive has been in the position.

     During fiscal year ended December 31, 1999, the Compensation Committee determined not to grant incentive compensation to the executive officers of Chaparral Resources named in the Summary Compensation Table due to the performance of Common Stock in relation to the Nasdaq Market Index and the SIC Code Index (see Stock Performance Graph on page 18).

     During 1999, Chaparral Resources retained an outside consulting firm to assist the Compensation Committee in formulating a new incentive compensation plan to be implemented in fiscal year 2000. As of the date of this Proxy Statement, the consultant's report has not been finalized.

Executive Compensation Deductibility.

     Chaparral Resources intends that amounts paid pursuant to Chaparral Resources' compensation plans generally will be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986.

Compensation Committee Interlocks and Insider Participation.

     No executive officer or director of Chaparral Resources serves as an executive officer, director, or member of a compensation committee of any other entity, for which an executive officer, director, or member of such entity is a member of the Board or the Compensation Committee of the Board. There are no other interlocks.


                                          Compensation Committee
                                          of the Board of Directors

                                          Richard L. Grant, Chairman
                                          James A. Jeffs
                                          David A. Dahl

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Chaparral Resources is subject to the information requirements of the Exchange Act and files reports and other information with the SEC. You may read and copy information concerning Chaparral Resources at the Public Reference Room of the SEC in Washington, D.C., at 450 Fifth Street, N.W., Washington, D.C., and at its regional offices at One World Trade Center, Suite 1300, New York, New York 10048 and 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 to get information on the operation of the public reference rooms. You may also receive copies of documents from the SEC upon payment of a duplicating fee, by writing to the SEC's Public Reference Section, located at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also download information concerning Chaparral Resources from the SEC's website at http://www.sec.gov.

     The SEC allows Chaparral Resources to "incorporate by reference" information into this document, which means that Chaparral Resources can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except where the information in this document supercedes the incorporated material. The information incorporated by reference is an important part of this Proxy Statement. Incorporated documents contain important information about Chaparral Resources and its finances. This Proxy Statement incorporates the following documents filed by Chaparral Resources with the SEC by reference into this Proxy Statement:

     o Annual Report on Form 10-K for its fiscal year ended December 31, 1999; and
     o    Current Report on Form 8-K dated March 22, 2000.

     We will provide to each person, including any beneficial owner, to whom this Proxy Statement is delivered, a copy of any or all of the information that has been incorporated by reference into this Proxy Statement but not delivered with this Proxy Statement. These documents will be provided for a reasonable fee. If you wish to receive any incorporated documents, please contact Natalie Hairston at Chaparral Resources, Inc., 16945 Northchase Drive, Suite 1620, Houston, Texas 77060, (281) 877-7100.

                                 PROPOSAL THREE

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board has appointed Ernst & Young LLP, certified public accountants, as auditors to examine the consolidated financial statements of Chaparral Resources for the fiscal years ending December 31, 1999 and 2000, and to perform other appropriate audit and advisory services and is requesting ratification of such appointment by the stockholders. In the event that the stockholders do not ratify the appointment of Ernst & Young LLP, the adverse vote will be considered as a direction to the Board to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending December 31, 2000, will be permitted to stand, unless the Board finds other reasons for making a change. It is understood that even if the selection of Ernst & Young LLP is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of Chaparral Resources and its stockholders.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. This proposal will be approved if it receives the affirmative vote of holders of a majority of the shares of Common Stock voted or represented and entitled to vote at the Annual Meeting.

Recommendation of the Board.

     The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Ernst & Young LLP as Chaparral Resources' independent auditors for fiscal year 2000.

                                 OTHER BUSINESS

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

                                      By Order of the Board of Directors,

                                      /s/ Alan D. Berlin
                                      ------------------------------------------
                                      Alan D. Berlin
                                      Secretary

Houston, Texas
April ___, 2000

                                                                         ANNEX I


       [HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC. LETTERHEAD]


March 17, 2000


Board of Directors
Chaparral Resources, Inc.
16945 Northchase
Suite 1620
Houston, TX 77060


We understand that Chaparral Resources, Inc. (the "Company") recently issued $13,339,769 aggregate principal amount 8% Non-Negotiable Convertible Subordinated Promissory Notes in part to repay existing term debt (the "Convertible Debt"). We further understand that the Convertible Debt will be converted, subject to shareholder approval, into newly-issued shares of Company common stock based upon a ratio of $1.86 per share of Company common stock (the "Conversion"). We further understand that the Company publicly announced a $24 million debt financing (the "Financing") with Shell Capital Services Limited ("Shell") and certain other lenders, and in connection with the Financing the Company issued to Shell a warrant to purchase up to 15% of the Company's outstanding common stock, subject to certain anti-dilution provisions, at an exercise price of $15.45 per share. We further understand that the Company is considering a $6 to $10 million rights offering whereby its shareholders following the Conversion will be accorded the right to purchase newly issued shares of stock at a price of $1.86 per share based upon each shareholder's proportionate shareholdings (the "Rights Offering"). We further understand that to fulfill a covenant of the loan agreement with Shell, two of the Company's largest stockholders; namely, Allen & Company Incorporated and Whittier Ventures, LLC, have undertaken to subscribe for and purchase their full pro rata portion of the Rights Offering. We further understand that if the Conversion is not approved by the Company's shareholders, the interest rate on the Convertible Debt will be increased to the lesser of 25% per annum or the maximum rate allowed by applicable law. The Conversion and the Rights Offering are collectively referred to as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company or its assets. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed the Company's publicly-available information, which includes annual reports to shareholders and Form 10-K for the fiscal years ended 1998, quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, respectively, which the Company's management has identified as being the most current financial information available, and press releases issued by the Company through the date of this letter;

     2. reviewed the Karakuduk Field Development Study prepared by the Company dated May 1999, which is not publicly available;

     3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and spoke with representatives of the Company's legal counsel to discuss certain matters;

     4. visited certain facilities and business offices of the Company;

     5. reviewed certain confidential forecasts and projections, which are not publicly available, prepared by the Company's management as of approximately September 21, 1999, for review by Shell in connection with the Financing, with respect to the Company for the years ending December 31, 1999 through 2019, which reflect among other things production levels, capital expenditures, and oil price assumptions (the "Projections");

     6. reviewed a draft of the registration statement on Form S-3 for the Rights Offering;

     7. reviewed a draft of the Schedule 14A, Information Required in Proxy Statement for the Conversion;

     8. reviewed the historical market prices and trading volume for the Company's common stock (the "Stock Price");

     9. reviewed certain other publicly available financial information for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

     10. conducted such other studies, analyses and inquiries as we have deemed appropriate. We have relied upon and assumed, without independent verification, that the Projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company taken as a whole, and that there has been no material change in the assets, financial condition, business or prospects of the Company or any of its subsidiaries since the date of the most recent financial statements made available to us. We understand that the Financing has occurred.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company, and we do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or its subsidiaries. Our Opinion is necessarily based on business, economic, political, market and other conditions as they exist and can be evaluated by us at and as of the date of this letter.

As discussed above, we have reviewed the Stock Price and have determined that it is based on speculation, historically thin trading volume and other factors, including unavailability to the public of certain confidential information that has been provided to us for our review, and thus is not indicative of the fair market value of the Company's common stock at and as of the date of this letter.

We have not reviewed any final documents in connection with the Conversion or the Rights Offering and have thus relied upon management's representations regarding their respective financial terms and conditions.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the public stockholders of the Company from a financial point of view.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.

                                   PROXY CARD

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 9, 2000

     The undersigned hereby appoints John G. McMillian and James A. Jeffs, either of them, jointly and severally, with power of substitution, to represent and to vote as designated all shares of Common Stock and Series A Preferred Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Chaparral Resources, Inc., to be held May 9, 2000 at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., located at 1900 Pennzoil Place - South Tower, 711 Louisiana Street, Houston, Texas 77002, at 10:00 a.m., Central Daylight Time, or any adjournment thereof.

1. Approval of the Conversion Provision contained in the Notes.

             |_| FOR              |_| AGAINST              |_| ABSTAIN

2. Election of directors
         a.    John G. McMillian                e.     Richard L. Grant
         b.    James Jeffs                      f.     Mark L.G. Turner
         c.    David A. Dahl                    g.     Judge Burton B. Roberts
         d.    Ted Collins, Jr.

             |_| FOR              |_| AGAINST              |_| ABSTAIN

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE THE NOMINEE'S NAME.

3. Ratification of the appointment of Ernst & Young LLP as Chaparral Resources' independent auditors for the fiscal year ending December 31, 2000.

             |_| FOR              |_| AGAINST              |_| ABSTAIN

|_|  If you plan to attend the Annual Meeting, please check here.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE APPROVAL OF THE CONVERSION PROVISION CONTAINED IN THE NOTES, FOR THE ELECTION OF ALL NOMINEES TO CHAPARRAL RESOURCES' BOARD OF DIRECTORS AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

Please sign exactly as name appears hereon and date. If the shares are jointly held, each holder should sign. When signing as an attorney, executor, administrator, trustee, or as an officer signing for a corporation, please give full title under signature.

____________________________________                 Date: _______________

____________________________________                 Date: _______________
Signatures of Stockholder(s)

 (PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE)